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                                                                      EXHIBIT 10


                              JACOBSON STORES INC.

                            MANAGEMENT INCENTIVE PLAN
                            -------------------------

Senior management incentives are based on accomplishing the key goals of our business plan. Incentives are structured to strive for excellence.

The management incentive plan is designed to:

     - foster an awareness of the Company's objective of consistent, profitable operation.

     - motivate senior management to meet the shorter term needs of shareholders without sacrificing long-term profitability.

     - encourage senior management to "stretch" for higher levels of performance in the future.

     - establish target incentives for each participant so that each person is aware of what payout percentages can be expected with various levels of accomplishment.

     -  encourage retention of key employees.

The principal features of the plan include:

     -  participation limited to salaried officers of the Company.

     - specific performance criteria and weightings established at the beginning of the year for each participant (at the most senior level, primary emphasis placed on corporate goal achievement; at the VP-Staff level, primary emphasis placed on individual goal achievement).

     - potential payout as a percent of the base salary of each participant as follows:



                                                               Threshold         Target         Maximum
                                                               ---------         ------         -------


                 Chairman/CEO/President                             0%             35%            52.5%
                 Vice Chairman                                      0              30             45
                 EVP - Marketing & Stores                           0              30             45
                 SVPs                                               0              25             37.5
                 VP - Regional Director of Stores                   0              20             30
                 VP - DMM                                           0              20             30
                 VP - Operations                                    0              20             30
                 VP - Staff Positions                               0              15             22.5
                 ------------------------------------          ----------       ---------     ----------



                                                                       (5/25/00)